Exhibit 10(a)68

                             FIRST AMENDMENT TO THE
                                  PENSION PLAN
                                FOR EMPLOYEES OF
                         SOUTHERN COMPANY SERVICES, INC.



         WHEREAS, the Board of Directors of Southern Company Services, Inc. (the "Company") heretofore adopted the amendment and restatement of the Pension Plan for Employees of Southern Company Services, Inc. (the "Plan"), effective January 1, 1989, in order to comply with the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"); and

         WHEREAS, the Pension Plan has also been adopted by, and covers the eligible employees of, Southern Electric International, Inc. ("SEI"); and

         WHEREAS, effective as of December 16, 1994, The Southern Company acquired a power generation facility from Scott Paper Company ("Scott") located in Mobile, Alabama; and

         WHEREAS, SEI employed certain of Scott's salaried employees after the acquisition; and

         WHEREAS, the Company wishes to amend the Pension Plan to allow former employees of Scott who are now salaried employees of SEI to immediately participate in the Pension Plan, to recognize for benefit accrual and vesting purposes under the Pension Plan service accrued under any Scott pension plan maintained for such salaried employees, and to offset in the Pension Plan any benefits these salaried employees may have accrued under such Scott pension plans; and

         WHEREAS, the Company is authorized pursuant to Section 13.1 of the Plan to amend the Plan at any time.

         NOW, THEREFORE, effective January 1, 1995, the Company hereby amends the Plan by adding the following Article:

                                       I.

                                  ARTICLE XVII

                 Special Provisions Concerning Certain Employees
                    of Southern Electric International, Inc.

         17.1 Eligibility and Recognition of Service for Former Employees of Scott Paper Company.

         (a) Effective January 1, 1995, notwithstanding any other provision of the Plan to the contrary, with respect to a former, non-collective bargaining unit employee of Scott Paper Company who was employed by Southern Electric International, Inc. as of December 17, 1994 as set forth on Schedule 2.1 of the Employee Transition Agreement entered into by and among Mobile Energy Services Company, Inc., Southern Electric International, Inc. and Scott Paper Company (hereinafter referred to in this Article XVII as the "Scheduled Employee"),

                  (1) Such Scheduled Employee shall be eligible to participate in the Plan effective January 1, 1995.

                  (2) Such Scheduled Employee, if and when he attains his Early Retirement Date, Normal Retirement Date, or Deferred Retirement Date, or terminates service for any other reason subject to the requirements of Section 8.1 or 8.2, shall be entitled to receive Retirement Income based on both his Accredited Service with the Employer and the service accrued under the Scott Paper Company Pension Plan for Salaried Employees (the "Scott Salaried Plan") which shall be treated as if Accredited Service under this Plan. To calculate such Scheduled Employee's Retirement Income, the Scheduled Employee's Accrued Retirement Income, as determined in accordance with Section 5.1, shall first be reduced by the Employee's accrued benefit in the Scott Salaried Plan, determined as if he retired from Scott Paper Company at his normal retirement age, as that term is defined in the Scott Salaried Plan on December 17, 1994. Thereafter, such Employee's Retirement Income shall be subject to applicable reductions, if any, in accordance with Article V, Section 8.1 and Section 8.2, as appropriate.


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


                  (3) For purposes of calculating such Scheduled Employee's Social Security Offset under Section 5.4, the Social Security Offset shall be determined by using the actual salary history of the Scheduled Employee during his employment with the Employer, or an Affiliated Employer, and Scott Paper Company. If the actual salary history is not available from Scott Paper Company, such history shall be estimated in accordance with Section 5.4(b)(1) and (2) of the Plan.

                  (4) For vesting purposes, such Scheduled Employee shall be entitled to receive Vesting Years of Service as provided in Section
         1.40 and, in addition, shall be entitled to vesting service equal to the sum of the years of vesting service accrued under each defined benefit pension plan maintained by Scott Paper Company in which such Scheduled Employee participated.

                                                        II.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this First Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, has adopted this First Amendment to the Pension Plan for Employees of Southern Company Services, Inc. this ____ day of _________________, 1995, to be effective as stated herein.


                        SOUTHERN COMPANY SERVICES,
                                      INC.


                        By:


                        Its:




ATTEST:


By:


Its:



             [CORPORATE SEAL]


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